Exhibit 99.1

Investor Contact:    Richard E. Koch

(203) 750-3254

Press Contact:    Thomas J. Fitzgerald

(203) 750-3831

News

Olin Corporation, P.O. Box 4500, 501 Merritt 7, Norwalk, CT 06856-4500

FOR IMMEDIATE RELEASE

Olin Second Quarter Earnings of $0.15 Per Share In Line With Expectations;

Declares $.20 Per Share Quarterly Dividend

NORWALK, CT, July 31, 2003 – Olin Corporation (NYSE: OLN) today announced net income in the second quarter of 2003 of $8.5 million or $0.15 per diluted share, compared with a net loss of $7.0 million or $0.15 per diluted share in the second quarter of 2002. Sales for the second quarter of 2003 were $396.4 million compared with $314.3 million in 2002.

Joseph D. Rupp, President and Chief Executive Officer, said, “Our second quarter results were in line with our previous guidance of earnings being in the $0.15 per share range. Our second quarter operating results were more favorable than they were a year ago primarily because of the turnaround in the chlor alkali market. Winchester sales and profits improved in the second quarter as a result of higher domestic military demand and slightly higher commercial ammunition sales. Earnings in our Metals segment were adversely impacted by a number of factors, the most significant being continuing soft demand for our strip and rod products.”

In the third quarter of 2003, Olin expects net income to be in the $0.10 per share range compared with $0.15 per share in the second quarter of 2003 primarily because the seasonal improvement in Winchester will be more than offset by continuing soft demand in the Metals segment. In the third quarter Chlor Alkali operating income is expected to approximate the second quarter, as lower sales volumes will likely offset the impact of higher expected ECU prices.

Mr. Rupp continued, “The weakness in the manufacturing sector in the U.S. has adversely impacted our brass strip and rod businesses and it now appears that the softness in our Metals business may be more prolonged than previously anticipated. Key domestic end-use segments such as automotive, coinage, commercial construction, computer and telecommunications show continued signs of weakness. Domestic demand for our products has been impacted not only by the weak economy but also by the transfer of production of end-use products and component parts to offshore locations.

“In light of this situation, Olin will implement a series of cost reduction and operational improvement initiatives. I have every confidence that our dedicated and talented workforce can achieve significant cost reductions and efficiency enhancements. In addition, our focus on international growth will intensify. Olin’s leadership position in sales, technical support, manufacturing and technology will be an important competitive advantage in achieving our goals.”

The following commentary compares segment operating results for the second quarter of 2003 to the second quarter of 2002:

CHLOR ALKALI PRODUCTS

Chlor Alkali Products’ sales for the second quarter of 2003 were $107.4 million, an increase of 43% from the second quarter of 2002. Chlor Alkali posted operating income of $14.2 million, compared with an operating loss of $15.2 million in the second quarter of 2002. The improved operating results were primarily due to higher ECU selling prices.

METALS

Sales for the second quarter of 2003 were $218.3 million and include sales of $52.9 million from Chase Industries, which Olin acquired in September 2002. Sales in the second quarter of 2002 were $174.5 million. While shipment volumes (excluding

Chase) were down 10% from 2002 mainly due to softer demand in the automotive and coinage segments with other market segments being flat to slightly weaker, reported sales (excluding Chase) were only off 5% because of higher copper prices and a product mix containing a higher metal component.

The Metals segment operating income of $1.1 million includes $1.8 million of Chase profits in 2003. In the second quarter of 2003, the Metals segment (excluding Chase) recorded an operating loss of $0.7 million in comparison to a profit of $8.9 million in 2002. The Metals segment (excluding Chase) had lower operating results in the second quarter of 2003 primarily because of softer volumes and margin pressures. In addition, higher natural gas costs, higher wages and fringe benefit costs, and the adverse impact of reducing inventories also affected operating results. Chase sales and profits for the second quarter of 2003 were lower than the comparable period last year as a result of lower demand and lower selling prices.

WINCHESTER

Sales for the second quarter of 2003 were up 9% to $70.7 million compared with $64.6 million in the second quarter of 2002. The increase in sales was primarily driven by higher domestic military demand and slightly higher commercial ammunition sales. Operating income in the second quarter of 2003 was $3.1 million, compared with $2.8 million in 2002 primarily due to the higher domestic military and commercial sales offset in part by higher wages and fringe benefit costs.

DIVIDEND

Olin Corporation’s Board of Directors declared a quarterly dividend of 20 cents on each share of Olin common stock. The dividend is payable on September 10, 2003, to shareholders of record at the close of business on August 11, 2003. This is the 307th consecutive dividend to be paid by the company.

CONFERENCE CALL INFORMATION

Olin will hold a conference call with securities analysts at 10:00 a.m., Eastern time, August 1, 2003. Anyone desiring to listen to the call may do so via the Internet by following the instructions posted under the Conference Call icon on Olin’s internet website, www.olin.com. Listeners should log on to the website at least 15 minutes before the call. The call also will be audio archived on the Olin website for future replay. A text of the prepared remarks from the conference call will be available on the website after the conclusion of the call. Archived versions of the call will be available until August 15.

COMPANY DESCRIPTION

Olin Corporation is a manufacturer concentrated in three business segments: Metals, Chlor Alkali Products and Winchester. Metals products include copper and copper alloy sheet, strip, foil, rod, welded tube, fabricated parts, metal packages; and stainless steel and aluminum strip. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid and bleach products. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “will,” “estimate,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

The risks, uncertainties and assumptions involved in our forward-looking statements include, but are not limited to, the following, many of which are discussed in more detail in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2002:

•	sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as automotive, electronics, coinage, telecommunications, ammunition, housing, vinyls and pulp and paper;
•	extraordinary events, such as additional terrorist attacks or war with one or more countries;
•	continued or additional economic and industry downturns that result in diminished product demand and excess manufacturing capacity in any of our segments and that, in many cases, result in lower selling prices and profits;
•	the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

•	an increase in our indebtedness or higher-than-expected interest rates, affecting our ability to generate sufficient cash flow for debt service;
•	unforeseen effects of competition, including the migration by United States customers to low-cost foreign locations;
•	costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;
•	unexpected litigation outcomes;
•	higher-than-expected raw material and utility or transportation and/or logistics costs;
•	the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of production hazards;
•	unexpected additional taxes and related interest as the result of pending income tax audits; and
•	the effects of a continued depressed stock market on the asset values and declining long-term interest rates on the liabilities in our pension plan.

All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

2003—17

Olin Corporation

Consolidated Statements of Income (a)

	Three Months Ended June 30,		Six Months Ended June 30,

(In millions, except per share amounts)	2003 (b)	2002	2003 (b)	2002

Sales	$396.4	$314.3	$786.6	$609.3
Operating Expenses:
Cost of Goods Sold (c)	348.4	284.7	694.3	554.8
Selling and Administration	31.6	28.1	61.9	57.3
Research and Development	1.1	1.1	2.3	2.3
Restructuring Charge (d)	—	—	29.0	—
Earnings (Loss) of Non-consolidated Affiliates	3.1	(3.9)	4.6	(7.8)

Operating Income (Loss)	18.4	(3.5)	3.7	(12.9)
Interest Expense	5.1	7.0	10.3	14.6
Interest Income	0.3	1.0	0.5	1.8
Other Income	1.8	0.3	1.8	1.6

Income (Loss) Before Taxes and Cumulative Effect of Accounting Change	15.4	(9.2)	(4.3)	(24.1)
Income Tax Provision (Benefit)	6.9	(2.2)	0.8	(5.8)

Income (Loss) Before Cumulative Effect of Accounting Change	8.5	(7.0)	(5.1)	(18.3)
Cumulative Effect of Accounting Change, net (e)	—	—	(25.4)	—

Net Income (Loss)	$8.5	$(7.0)	$(30.5)	$(18.3)

Basic and Diluted Net Income (Loss) Per Common Share:
Income (Loss) Before Accounting Change	$0.15	$(0.15)	$(0.09)	$(0.40)
Accounting Change, net	—	—	(0.44)	—

Net Income (Loss)	$0.15	$(0.15)	$(0.53)	$(0.40)

Dividends Per Common Share	$0.20	$0.20	$0.40	$0.40

Average Common Shares Outstanding—Diluted	58.4	46.9	58.0	45.4

(a)	Unaudited
(b)	Operating results for the second quarter and first six months of 2003 included the results of Chase Industries which was acquired on September 27, 2002. Sales and operating income of Chase Industries included in the second quarter and the first six months of 2003 were $52.9 and $1.8 and $111.1 and $4.8, respectively.
(c)	Cost of Goods Sold for the 2002 second quarter and year-to-date periods included a pretax gain of $4.5 million on an insurance settlement.
(d)	Reflects the restructuring charge for the shutdown of our Indianapolis Brass mill and certain other actions.
(e)	Reflects the cumulative charge for the adoption of SFAS 143, “Accounting for Asset Retirement Obligations”, which we adopted on January 1, 2003.

Olin Corporation

Consolidated Balance Sheets (a)

(In millions, except per share data)

June 30,	2003	2002

Assets:
Cash & Cash Equivalents	$94.5	$89.3
Short-Term Investments	—	25.0
Accounts Receivable, Net	208.7	172.0
Inventories, Net	270.2	226.7
Income Taxes Receivable	16.5	14.6
Other Current Assets	55.5	50.8

Total Current Assets	645.4	578.4
Property, Plant and Equipment
(Less Accumulated Depreciation of $1,279.7 and $1,275.3)	508.0	441.4
Prepaid Pension Costs	106.4	65.5
Other Assets	70.7	13.0
Goodwill	79.5	42.1

Total Assets	$1,410.0	$1,140.4

Liabilities and Shareholders’ Equity:
Current Debt	$27.2	$1.5
Accounts Payable	98.7	97.8
Accrued Liabilities	156.3	126.9

Total Current Liabilities	282.2	226.2
Long-Term Debt	301.3	328.5
Deferred Income Taxes	—	75.5
Accrued Pension Liability	443.4	45.0
Other Liabilities	189.3	165.3

Total Liabilities	1,216.2	840.5

Commitments and Contingencies
Shareholders’ Equity:
Common Stock, Par Value $1 Per Share, Authorized 120.0 Shares:
Issued and Outstanding 58.3 Shares (47.1 in 2002)	58.3	47.1
Additional Paid-in Capital	453.1	263.0
Accumulated Other Comprehensive Loss	(234.6)	(14.7)
Retained Earnings (Accumulated Deficit)	(83.0)	4.5

Total Shareholders’ Equity	193.8	299.9

Total Liabilities and Shareholders’ Equity	$1,410.0	$1,140.4

(a)	Unaudited

Olin Corporation

Consolidated Statements of Cash Flows (a)

(In millions)

Six Months Ended June 30,	2003	2002

Operating Activities:
Net Loss	$(30.5)	$(18.3)
(Earnings) Loss of Non-consolidated Affiliates	(4.6)	7.8
Depreciation and Amortization	44.1	42.6
Deferred Income Taxes	(9.1)	2.2
Non-Cash Portion of Restructuring Charge	22.8	—
Qualified Pension Plan Expense (Income)	—	(4.3)
Common Stock Issued Under Employee Benefit Plans	1.4	2.8
Changes in:
Receivables	(40.6)	(31.5)
Inventories	(18.2)	(3.5)
Other Current Assets	(3.6)	(7.2)
Accounts Payable and Accrued Liabilities	(1.7)	(3.7)
Income Taxes Payable	(6.0)	(7.7)
Other Assets	2.2	3.1
Noncurrent Liabilities	25.7	(5.8)
Other Operating Activities	0.9	3.7

Net Operating Activities	(17.2)	(19.8)

Investing Activities:
Capital Expenditures	(21.1)	(7.2)
Proceeds From Sale of Short-Term Investments	25.0	11.0
Investments and Advances—Affiliated Companies at Equity	4.8	(1.9)
Disposition of Property, Plant and Equipment	3.7	0.8
Other Investing Activities	2.8	1.3

Net Investing Activities	15.2	4.0

Financing Activities:
Long-Term Debt:
Borrowings	—	34.7
Repayments	(0.7)	(135.4)
Issuance of Common Stock	7.4	59.5
Purchases of Olin Common Stock	—	(2.5)
Stock Options Exercised	2.8	2.6
Dividends Paid	(23.1)	(18.1)
Other Financing Activities	(0.4)	(0.5)

Net Financing Activities	(14.0)	(59.7)

Net Decrease in Cash and Cash Equivalents	(16.0)	(75.5)
Cash and Cash Equivalents, Beginning of Year	110.5	164.8

Cash and Cash Equivalents, End of Period	$94.5	$89.3

(a)	Unaudited

Olin Corporation

Segment Information (a)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Sales:
Chlor Alkali Products	$107.4	$75.2	$204.7	$147.6
Metals (b)	218.3	174.5	440.5	334.9
Winchester	70.7	64.6	141.4	126.8

Total Sales	$396.4	$314.3	$786.6	$609.3

Segment Operating Income(Loss) before Restructuring Charge (c):
Chlor Alkali Products	$14.2	$(15.2)	$23.2	$(30.3)
Metals (b)	1.1	8.9	1.4	11.2
Winchester	3.1	2.8	8.1	6.2

Total Segment Operating Income(Loss) before Restructuring Charge	$18.4	$(3.5)	$32.7	$(12.9)

(a)	Unaudited
(b)	Operating results for the second quarter and first six months of 2003 included the results of Chase Industries which was acquired on September 27, 2002. Sales and operating income of Chase Industries included in the second quarter and the first six months of 2003 were $52.9 and $1.8 and $111.1 and $4.8, respectively.
(c)	Segment operating income excludes the 2003 restructuring charge of $29.0 pretax.

Olin Corporation

Profit Summary (a)

(In millions, except EPS)

The following table summarizes the significant unusual items impacting the reported operating results:

	Second Quarter—2003				Six Months—2003

	Operating Income/(Loss)	Pretax Income/(Loss)	Net Income/(Loss)	Diluted EPS	Operating Income/(Loss)	Pretax Income/(Loss)	Net Income/(Loss)	Diluted EPS

As Reported	$18.4	$15.4	$8.5	$0.15	$3.7	($4.3)	($30.5)	($0.53)
Accounting Change (b)	—	—	—	—	—	—	25.4	0.44
Restructuring Charge (c)	—	—	—	—	29.0	29.0	18.7	0.32

As Adjusted	$18.4	$15.4	$8.5	$0.15	$32.7	$24.7	$13.6	$0.23

Average Diluted Shares				58.4				58.0

	Second Quarter—2002				Six Months—2002

	Operating Income/(Loss)	Pretax Income (Loss)	Net Income/(Loss)	Diluted EPS	Operating Income/(Loss)	Pretax Income (Loss)	Net Income/(Loss)	Diluted EPS

As Reported	($3.5)	($9.2)	($7.0)	($0.15)	($12.9)	($24.1)	($18.3)	($0.40)

Average Diluted Shares				46.9				45.4

(a)	Unaudited
(b)	Reflects the cumulative charge for the adoption of SFAS 143, “Accounting for Asset Retirement Obligations”, which we adopted on January 1, 2003.
(c)	Reflects the restructuring charge for the shutdown of our Indianapolis Brass mill and certain other actions.